Exhibit 99.4

Independent Auditor’s Report

The Members

Lotus Oilfield Services, LLC

Alice, TX

We have audited the accompanying financial statements of Lotus Oilfield Services, LLC (the “Company”), which comprise the statements of operations, changes in members’ equity, and cash flows for the period from January 1, 2012 to December 27, 2012, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of Lotus Oilfield Services, LLC and its cash flows for the period of January 1, 2012 to December 27, 2012 in accordance with accounting principles generally accepted in the United States of America.

Basis of Presentation

As discussed in Note 1, these financial statements reflect the results of operations of the Company through the date on which all members’ interests were sold.

/s/ BDO USA, LLP

Dallas, Texas

September 27, 2013

Lotus Oilfield Services, LLC

Statement of Operations

Period from January 1, 2012 to December 27, 2012

Trucking revenues	$8,402,100

Expenses
Equipment expenses	6,935,858
General and administrative	232,259
Depreciation and amortization	409,150

Total expenses	7,577,267

Operating income	824,833

Other income (expense)
Interest expense	(131,924)
Other income, net	13,643

Income before income taxes	706,552

Provision for income taxes	(35,900)

Net income	$670,652

The accompanying notes are an integral part of these financial statements.

Lotus Oilfield Services, LLC

Statement of Changes in Members’ Equity

	Members’ Equity	Retained Earnings	Total

Balance at December 31, 2011	$31,973	$500,314	$532,287
Member contributions	12,110	—	12,110
Net income	—	670,652	670,652

Balance at December 27, 2012	$44,083	$1,170,966	$1,215,049

The accompanying notes are an integral part of these financial statements.

Lotus Oilfield Services, LLC

Statement of Cash Flows

Period from January 1, 2012 to December 27, 2012

Cash flows from operating activities
Net income	$670,652
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	409,150
Gain on sale of equipment	24,152
Changes in operating assets and liabilities:
Accounts receivable	(2,374,663)
Accounts receivable - related parties	(1,572)
Prepaid expenses and other current assets	6,428
Accounts payable - trade	646,322
Accounts payable - related parties	1,851,031
Accrued expenses	149,787

Net cash provided by operating activities	1,381,287

Cash flows from investing activities
Purchases of property and equipment	(4,314,725)
Proceeds from sale of property and equipment	65,404

Net cash used in investing activities	(4,249,321)

Cash flows from financing activities
Borrowings on line of credit	303,948
Increase in equipment obligations	2,583,565
Partner contributions	12,110

Net cash provided by financing activities	2,899,623

Net increase in cash and cash equivalents	31,589

Cash and cash equivalents
Beginning of period	60,720

End of period	$92,309

The accompanying notes are an integral part of these financial statements.

Lotus Oilfield Services, LLC

Notes to Financial Statements

1.              Organization and Nature of Operations

Nature of Business

Lotus Oilfield Services, LLC (the “Company”) is an oilfield services contractor that provides fluid hauling services from well sites to reclamation and disposal sites. The Company’s primary operating assets are tractors and trailers utilized in the hauling services business. The Company is a Texas Limited Liability Company formed April 19, 2010.

Basis of Presentation

As described in Note 8, on December 27, 2012, the Company was acquired by OWL Lotus, LLC (the “Acquirer”). The financial statements have been prepared to report the results of operations of the Company through the date of acquisition by the Acquirer.

2.              Risk and Uncertainties

As an independent oilfield services contractor that provides hauling services to oil and natural gas companies in Texas, the Company’s revenue, profitability, cash flows and future rate of growth are substantially dependent on the Company’s ability to (1) maintain adequate equipment utilization, (2) maintain adequate pricing for the services the Company provides, and (3) maintain a trained work force. Failure to do so could adversely affect the Company’s financial position, results of operations, and cash flows.

Because the Company’s revenues are generated primarily from customers who are subject to the same factors generally impacting the oil and natural gas industry, the Company’s operations are also susceptible to market volatility resulting from economic, cyclical, weather related, or other factors related to such industry. Changes in the level of operating and capital spending in the industry, decreases in oil and natural gas prices, or industry perception about future oil and natural gas prices could materially decrease the demand for the Company’s services, adversely affecting the Company’s financial position, results of operations and cash flows.

3.              Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”) requires the Company to make estimates and assumptions that affect the reported amounts of the Company’s revenues, expenses and costs. These estimates are based on the Company’s knowledge of current events, historical experience, and various other assumptions that the Company believes to be reasonable under the circumstances.

Critical estimates made in the preparation of the Company’s financial statements include the collectability of accounts receivable, estimates of useful lives and recoverability of property, plant and equipment, and accruals for various commitments and contingencies, among others. Although the Company believes these estimates are reasonable, actual results could differ from those estimates.

Lotus Oilfield Services, LLC

Notes to Financial Statements

Revenue Recognition

The Company recognizes revenue upon completion of hauling services, provided collection of the relevant receivables is probable, persuasive evidence of an arrangement exists, and the price is fixed or determinable. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605-45 “Principal Agent Considerations” (“ASC 605-45”) revenues are presented net of any sales taxes collected by Lotus Oilfield Services from its customers that are remitted to governmental authorities.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company grants unsecured credit to customers under normal industry standards and terms and evaluates each customer’s creditworthiness as well as general economic conditions. An allowance for doubtful accounts is established, if necessary, based on the Company’s assessment of the collectability of customer accounts, which assessment considers the overall creditworthiness of customers and any specific disputes.

Property and Equipment

Property and equipment are recorded at cost. Improvements or betterments that extend the useful life of the assets are capitalized. Expenditures for maintenance and repairs are charged to expense when incurred. The costs of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the period of disposal. Gains or losses resulting from property disposals are credited or charged to operations currently. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets, which range from two to seven years.

Impairments

In accordance with ASC Topic 360 “Property, Plant and Equipment” (“ASC 360”), long-lived assets, such as property, and equipment are reviewed whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of such assets to estimated undiscounted future cash flows expected to be generated by the assets. Expected future cash flows and carrying values are aggregated at their lowest identifiable level. If the carrying amount of such assets exceeds their estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of such assets exceeds the fair value of the assets. The Company evaluated its asset group in accordance with ASC 360 which resulted in no impairment for the period ended December 27, 2012.

Income taxes

The Company is not subject to federal income taxes, rather the taxable earnings or losses of the Company are reported by the members in their separate income tax returns. Accordingly, no

Lotus Oilfield Services, LLC

Notes to Financial Statements

provision for federal income taxes has been made in these financial statements.  The Company is subject to the Texas margin tax, an income tax, and a provision for this expense is included in the statement of operations.

The Company recognizes uncertain tax positions only if it is “more likely than not” that the position is sustainable, based solely on its technical merits and consideration of the relevant taxing authority’s widely understood administrative practices and precedents.  The Company has evaluated tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more likely than not to be sustained by the applicable tax authority.  Based on this analysis, all material tax positions were deemed to meet a more likely than not threshold.  Therefore, no tax expense, including any interest and penalties, was recorded in the current period.  Tax years from inception of the Company remain open.

Lotus Oilfield Services, LLC

Notes to Financial Statements

4.              Equipment Notes Payable

During the year ended December 31, 2011, the Company financed the purchase of certain vehicles and equipment through loans with commercial lenders. These loans were repayable in monthly installments with maturity dates through February 2016. Interest accrued at rate of 6% and was payable monthly. The loans were collateralized by equipment purchased with the proceeds of such loans and by second liens on accounts receivable. All notes were retired subsequent to December 27, 2012 in connection with the acquisition of the Company (see Note 8).

5.              Related Party Transactions

The Company enters into transactions with related parties in the normal course of conducting business.

During the period ended December 27, 2012, the Company paid $1,164,000 to related parties for reimbursement of expenses paid by related parties, chemicals, equipment rental, disposal fees and other operating and miscellaneous costs. Sales to related parties totaled $360,167 for the period ended December 27, 2012.

The Company borrowed funds from related parties during the period ended December 27, 2012.  Interest accrued at rate of 6% and interest expense relating to these borrowings was $13,939 for the period ended December 27, 2012.

6.              Commitments and Contingencies

Concentrations of Credit Risk

Financial instruments which subject the Company to credit risk consist primarily of cash balances maintained in excess of federal depository insurance limits and trade receivables. All of the Company’s non-interest bearing cash balances were fully insured at December 27, 2012 due to a temporary federal program in effect from December 31, 2010 through December 28, 2012. Under the program, there is no limit to the amount of insurance for eligible accounts.

The Company’s customer base consists primarily of multi-national and independent oil and natural gas producers. The Company does not require collateral on its trade receivables. For the period ended December 27, 2012, two customers accounted for 14% and 11% of total revenues, respectively. There were no other customers that amounted to 10% or more of total revenues for the period ended December 27, 2012.

Lotus Oilfield Services, LLC

Notes to Financial Statements

Litigation

The Company is subject to various other claims and legal actions that arise in the ordinary course of business. The Company does not believe that any of these claims and actions, separately or in the aggregate, will have a material adverse effect on the Company’s business, financial condition, results of operations, or cash flows, although the Company cannot guarantee that a material adverse effect will not occur.

7.              Supplemental Cash Flow Information

Periods from January 1, 2012 to December 27, 2012

Cash paid for
Interest	$57,312

8.              Subsequent Events

On December 27, 2012, the Company was acquired by OWL Lotus, LLC.  This acquisition has not been pushed down to the Company and these financial statements reflect no adjustments for acquisition accounting under ASC 805.

On December 27, 2012, the Company entered into an employment agreement with its president. The agreement has a term of two years and is renewable for an additional year on its annual anniversary, without prior written notice of intent to cancel. Included in the agreement is a provision for monthly bonuses paid to the employee based on net profits of the Company and net profits of related party entities.

The Company has evaluated subsequent events through September 27, 2013, the date the financial statements were available for issuance.